Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 Fax: 312/922-9851

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2011 RESULTS

•	Occupancy Improved to 86.6%, Up 50 Basis Points from 2Q11, 300 Basis Points from 3Q10
•	Same Store NOI on a Cash Basis Up 2.7%, Excluding Termination Fees
•	Completed Sales of Non-Strategic Assets Totaling $43.2 Million Comprised of 992,000 Square Feet and One Land Parcel
•	Completed a $77.6 Million Secured Financing with a 10-Year Term at a Fixed Interest Rate of 4.85%
•	Repurchased $37.9 Million of Senior Notes in 3Q11 and an Additional $7.1 Million in 4Q11 To Date
•	Investment in New 692,000 SF Development in Southern California On Schedule

CHICAGO, October 26, 2011—First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for third quarter 2011. Diluted net (loss) available to common stockholders per share (EPS) was ($0.10) in the third quarter, compared to ($2.44) a year ago.

First Industrial’s third quarter FFO was $0.19 per share/unit on a diluted basis, compared to ($1.96) per share/unit a year ago.

FFO per share results for the third quarter of 2011 include a $0.03 impairment primarily related to certain held-for-sale properties. Excluding this one-time item, FFO was $0.22 per share/unit. FFO per share results included a $0.02 loss from the mark-to-market related to a hedge of the coupon rate of the Company’s Series F preferred stock, and a $0.02 NAREIT-compliant gain from the sale of a land parcel in Toronto.

“The occupancy gains we have made this year have resulted in improved cash flow from our same store portfolio, as Same Store NOI turned positive this quarter,” said Bruce W. Duncan, First Industrial’s president and CEO. “We continued to make progress on our dispositions of non-strategic assets, including vacant buildings to users, which drove our 50 basis point occupancy gain in the quarter.”

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Portfolio Performance for On Balance Sheet Properties—Third Quarter 2011

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In-service occupancy was 86.6% at the end of the quarter, up 50 basis points from 86.1% at the end of the second quarter 2011, and up 300 basis points from 83.6% at the end of the third quarter of 2010.

•	Retained tenants in 70.1% of square footage up for renewal.
•	Excluding lease termination fees, same property cash basis net operating income (NOI) increased 2.7%. Including lease termination fees, same property NOI increased 1.1%.
•	Rental rates decreased 10.8% on a cash basis; leasing costs were $2.96 per square foot.

Capital Markets Activities and Financial Position (Balance Sheet Information)

In the third quarter, the Company:

•	Completed a $77.6 million secured financing with a 10-year term, secured by 24 buildings totaling 2.3 million square feet, at a fixed interest rate of 4.85% over a 30 year amortization schedule.
•	Repurchased $22.5 million of its 7.5% senior unsecured notes due 2017, $6.0 million of its 5.95% senior unsecured notes due 2017, and $9.4 million of its 7.6% senior unsecured notes due 2028.

In the fourth quarter to date, the Company:

•	Repurchased $6.0 million of its 7.6% senior unsecured notes due 2028 and $1.1 million of its 6.42% senior unsecured notes due 2014.

“During the quarter, we increased our liquidity by raising $77.6 million of secured debt, and continued to repurchase senior unsecured notes with higher coupon rates,” said Scott Musil, chief financial officer. “As we generate proceeds from asset sales, we will allocate available capital to targeted new investments or debt reduction depending upon the relative opportunities.”

Investment and Divestment Activities

In the third quarter, the Company:

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Completed asset sales for gross proceeds of approximately $43.2 million comprised of 12 industrial properties totaling approximately 992,000 square feet of GLA for $23.7 million plus one land parcel for $19.5 million.

In the fourth quarter to date, the Company:

•	Completed the sale of one property totaling approximately 18,000 square feet of GLA for gross proceeds of approximately $0.5 million.

The Company’s First Inland Logistics Center development, a 692,000 square-foot state-of-the-art distribution center in Southern California, is on schedule to be completed in the first quarter of 2012.

Common Dividend Policy

First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company did not declare any common stock dividends in 2010 and may not pay common stock dividends in 2011, depending on its taxable income. If required to pay common stock dividends in 2011, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.

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Outlook for 2011

Mr. Duncan stated, “Prospective tenants continue to actively seek industrial space, but we have seen evidence of hesitancy in lease decisions due to the uncertain macroeconomic picture. New supply of industrial real estate continues to be restrained, and market rents remain firm with some markets like the Inland Empire and Houston progressing in their recovery and experiencing rent growth.”

	Low End of Guidance for 2011 (Per share/unit)	High End of Guidance for 2011 (Per share/unit)
Net Income (Loss) Available to Common Stockholders	(0.42)	(0.36)
Add: Real Estate Depreciation/Amortization	1.40	1.40
Less: Gain from Sale of Depreciated Properties YTD through 3Q11	(0.17)	(0.17)

FFO (NAREIT Definition)	$0.81	$0.87

FFO Excluding Restructuring Charges, Loss from Early Retirement of Debt, and Impairment of Real Estate	$0.85	$0.91

The following assumptions were used:

•	Average in-service occupancy for 2011 of 85.5% to 86.5%.
•	Same-store NOI of -0.5% to 1% for the full year, an improvement of 0.5% on the bottom end of the range.
•	JV FFO of approximately $1.7 million.
•	General and administrative expense of approximately $20.5 million to $21.5 million, a $2 million decrease at the midpoint.
•

The Company plans to sell additional properties in 2011 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.

•	Guidance includes the impact of the repurchase of $7.1 million of senior unsecured notes completed in the fourth quarter.
•	Guidance does not include the impact of any future debt repurchases prior to maturity or future debt issuances.
•	Guidance does not include the impact of any future impairment gains or losses.
•	FFO and EPS guidance does not include the impact of any additional property investments.
•	FFO and EPS guidance does not include the impact of issuing additional equity for the remainder of 2011, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 70.8 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

Forward-Looking Information

This press release and the presentation to which it refers contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s subsequent reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

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First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, October 27, 2011. The conference call may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon Senior Director, Investor Relations and Corporate Communications 312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(In thousands, except for per share/unit)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Statement of Operations and Other Data:
Total Revenues	$76,793	$76,253	$232,596	$235,716

Property Expenses	(25,443)	(24,743)	(79,039)	(79,062)
General & Administrative Expense	(5,016)	(4,939)	(15,053)	(21,231)
Restructuring Costs	—	(338)	(1,553)	(1,549)
Impairment of Real Estate	789	(77,906)	9,413	(87,061)
Depreciation of Corporate F,F&E	(341)	(490)	(1,098)	(1,517)
Depreciation and Amortization of Real Estate	(32,640)	(31,048)	(87,800)	(91,595)
Construction Expenses	—	(247)	—	(456)

Total Expenses	(62,651)	(139,711)	(175,130)	(282,471)

Interest Income	1,167	1,037	3,034	3,120
Interest Expense	(24,446)	(25,542)	(76,931)	(78,739)
Amortization of Deferred Financing Costs	(1,075)	(798)	(3,237)	(2,412)
Loss on Retirement of Debt	(345)	(19)	(4,604)	(3,984)
Mark-to-Market Loss on Interest Rate Protection Agreements	(1,372)	(330)	(1,560)	(1,788)
Foreign Currency Exchange Loss	(332)	—	(332)	(190)

Loss from Continuing Operations Before Gain on Sale of Joint Venture Interest, Equity in Income (Loss) of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit (Provision)	(12,261)	(89,110)	(26,164)	(130,748)
Gain on Sale of Joint Venture Interest	—	9,874	—	9,874
Equity in Income (Loss) of Joint Ventures (b)	772	(398)	907	(275)
Gain on Change in Control of Interests	—	—	689	—
Income Tax Benefit (Provision)	327	247	(458)	(2,109)

Loss from Continuing Operations	(11,162)	(79,387)	(25,026)	(123,258)

Discontinued Operations:
(Loss) Income Attributable to Discontinued Operations	(12)	(84,833)	3,374	(82,912)
Gain on Sale of Real Estate	6,010	1,949	13,351	9,568
Provision for Income Taxes Allocable to Discontinued Operations	—	—	(1,959)	—

Total Discontinued Operations	5,998	(82,884)	14,766	(73,344)

Loss Before Gain (Loss) on Sale of Real Estate	(5,164)	(162,271)	(10,260)	(196,602)

Gain (Loss) on Sale of Real Estate	1,370	(214)	1,370	858
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(743)	—	(124)	(660)

Net Loss	(4,537)	(162,485)	(9,014)	(196,404)
Net Loss Attributable to the Noncontrolling Interest	547	13,100	1,490	16,557

Net Loss Attributable to First Industrial Realty Trust, Inc.	(3,990)	(149,385)	(7,524)	(179,847)
Preferred Dividends	(4,928)	(4,884)	(14,802)	(14,823)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,918)	$(154,269)	$(22,326)	$(194,670)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,918)	$(154,269)	$(22,326)	$(194,670)
Depreciation and Amortization of Real Estate	32,640	31,048	87,800	91,595
Depreciation and Amortization of Real Estate
Included in Discontinued Operations	553	3,839	1,942	12,511
Noncontrolling Interest	(547)	(13,100)	(1,490)	(16,557)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	104	283	449	1,134
Gain on Change in Control of Interests	—	—	(689)	—
Non-NAREIT Compliant Gain	(6,010)	(1,930)	(13,351)	(9,548)
Non-NAREIT Compliant (Gain) Loss from Joint Ventures (b)	(529)	216	(616)	119

Funds From Operations (NAREIT) (“FFO”) (c)	$17,293	$(133,913)	$51,719	$(115,416)
Loss on Retirement of Debt	345	19	4,604	3,984
Restricted Stock Amortization	1,042	1,390	2,768	4,667
Amortization of Deferred Financing Costs	1,075	798	3,237	2,412
Depreciation of Corporate F,F&E	341	490	1,098	1,517
Mark-to-Market Loss on Interest Rate Protection Agreements	1,372	330	1,560	1,788
Impairment of Real Estate	(789)	77,906	(9,413)	87,061
Impairment of Real Estate Included in Discontinued Operations	3,309	85,956	7,110	85,956
Non-Incremental Capital Expenditures	(15,730)	(10,254)	(37,732)	(26,187)
Straight-Line Rent	(1,405)	(452)	(5,746)	(4,928)

Funds Available for Distribution (“FAD”) (c)	$6,853	$22,270	$19,205	$40,854

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(In thousands, except for per share/unit)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(8,918)	$(154,269)	$(22,326)	$(194,670)

Interest Expense	24,446	25,542	76,931	78,739
Interest Expense Included in Discontinued Operations	—	67	63	202
Restructuring Costs	—	338	1,553	1,549
Impairment of Real Estate	(789)	77,906	(9,413)	87,061
Impairment of Real Estate Included in Discontinued Operations	3,309	85,956	7,110	85,956
Depreciation and Amortization of Real Estate	32,640	31,048	87,800	91,595
Depreciation and Amortization of Real Estate
Included in Discontinued Operations	553	3,839	1,942	12,511
Preferred Dividends	4,928	4,884	14,802	14,823
Provision (Benefit) for Income Taxes	416	(247)	2,541	2,769
Noncontrolling Interest	(547)	(13,100)	(1,490)	(16,557)
Loss on Early Retirement of Debt	345	19	4,604	3,984
Amortization of Deferred Financing Costs	1,075	798	3,237	2,412
Depreciation of Corporate F,F&E	341	490	1,098	1,517
Depreciation and Amortization of Real Estate from Joint Ventures (b)	104	283	449	1,134
Gain on Change in Control of Interests	—	—	(689)	—
Non-NAREIT Compliant Gain	(6,010)	(1,930)	(13,351)	(9,548)
Non-NAREIT Compliant (Gain) Loss from Joint Ventures (b)	(529)	216	(616)	119

EBITDA (c)	$51,364	$61,840	$154,245	$163,596

General and Administrative Expense	5,016	4,939	15,053	21,231
Foreign Currency Exchange Loss	332	—	332	190
Mark-to-Market Loss on Interest Rate Protection Agreements	1,372	330	1,560	1,788
NAREIT Compliant Economic (Gain) Loss (c)	(1,370)	195	(1,370)	(878)
FFO of Joint Ventures (c)	(460)	(10,739)	(1,440)	(15,657)

Net Operating Income (“NOI”) (c)	$56,254	$56,565	$168,380	$170,270

RECONCILIATION OF GAIN (LOSS) ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (c)

Gain (Loss) on Sale of Real Estate	$1,370	$(214)	$1,370	$858
Gain on Sale of Real Estate included in Discontinued Operations	6,010	1,949	13,351	9,568
Non-NAREIT Compliant Gain	(6,010)	(1,930)	(13,351)	(9,548)

NAREIT Compliant Economic Gain (Loss) (c)	$1,370	$(195)	$1,370	$878

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (a)	91,196	68,466	84,131	67,960
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (a)	85,930	63,100	78,821	62,583

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$17,293	$(133,913)	$51,719	$(115,416)
—Basic/Diluted (a)	$0.19	$(1.96)	$0.61	$(1.70)

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(10,535)	$(79,601)	$(23,780)	$(123,060)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	891	6,668	2,414	10,807

Less: Preferred Dividends	(4,928)	(4,884)	(14,802)	(14,823)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(14,572)	$(77,817)	$(36,168)	$(127,076)
—Basic/Diluted (a)	$(0.17)	$(1.23)	$(0.46)	$(2.03)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,918)	$(154,269)	$(22,326)	$(194,670)
—Basic/Diluted (a)	$(0.10)	$(2.44)	$(0.28)	$(3.11)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,903,042	$3,156,456
Real Estate and Other Held For Sale, Net	161,122	2,827
Total Assets	2,699,732	2,883,119
Debt	1,513,856	1,885,992
Total Liabilities	1,624,153	2,002,360
Total Equity	$1,075,579	$880,759

a)	Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and nine months ended September 30, 2011 and September 30, 2010, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.

b)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss).
c)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss).

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus foreign exchange loss, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock/unit amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2011, include all properties owned prior to January 1, 2010 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2010 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended September 30, 2011 and September 30, 2010, NOI was $56,254 and $56,565, respectively; NOI of properties not in the Same Store Pool was $297 and $1,578, respectively; the impact of straight-line rent and the amortization of above/below market rent was $1,725 and $1,329, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.